PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION COPY CONFIDENTIAL

SEVENTH AMENDMENT TO AMENDED AND RESTATED
RESEARCH, COLLABORATION AND LICENSE AGREEMENT

This SEVENTH AMENDMENT (the “Amendment”), effective as of September 28, 2021 (the “Amendment Date”), is entered into by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), and Amicus Therapeutics, Inc., a corporation organized under the laws of the state of Delaware (“Amicus”). Penn and Amicus may be referred to herein as a “Party” or, collectively, as “Parties”.

WHEREAS, the Parties entered into that certain Amended and Restated Research, Collaboration & License Agreement dated May 28, 2019, as amended through a first amendment dated December 20, 2019, a second amendment dated March 26, 2020, a third amendment dated December 3, 2020, a fourth amendment dated December 23, 2020, a fifth amendment dated April 6, 2021 and a sixth amendment dated August 1, 2021 (collectively, the “Collaboration Agreement”), pursuant to which, among other things, Penn and Amicus are conducting a research program for the pre-clinical development of certain gene therapy products intended to treat certain specified indications; and

WHEREAS, the Parties entered in to that certain Process Development Research & License Agreement dated March 26, 2020 (the “PD Agreement”), pursuant to which, among other things, Penn and Amicus are conducting a research program for the development and/or optimization of manufacturing technology for gene therapy products;
WHEREAS, in conjunction with this Amendment, the Parties are entering into a letter agreement with respect to certain matters dated as of September 28, 2021 (the “Letter Agreement”); and

WHEREAS, the Parties now wish to further amend certain provisions of the Collaboration Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.Defined Terms. Capitalized terms used in this Amendment and not defined herein shall have the meaning given to such terms in the Collaboration Agreement, unless otherwise specified herein.

2.Modifications. The Parties agree to amend the Collaboration Agreement by the following revisions:

a.    Section 1.25 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“1.25 “Discovery Program Period” means the period beginning [***] and ending on [***].”

b.The first sentence of Section 3.1.1 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“During the period beginning on the New Effective Date and thereafter for the remainder of the Discovery Program Period, subject to the terms and conditions of this Agreement, Licensee shall pay [***] in research and development funding to Penn to fund the Discovery Program (“Discovery Support Amount”).”
3.Effectiveness; Termination. This Amendment shall automatically terminate without any notice or further action by either Party, and shall be deemed null and void in its entirety, if all of the Transactions described in the second paragraph of the Letter Agreement are not executed and fully consummated on or before [***].
4.No Other Modification. Except as specifically set forth in this Amendment, the terms and conditions of the Collaboration Agreement shall continue in full force and effect and shall apply to this Amendment. This Amendment constitutes the complete and exclusive statement of agreement between the Parties with respect to the subject matter of this Amendment, and supersedes all prior agreements and understandings, and all prior and contemporaneous (oral or written) proposals, understanding, representations, conditions, warranties, covenants and all other communications between the Parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Amendment shall be valid or effective unless made in a writing referencing this Amendment and signed by a duly authorized officer of each Party.
5.Miscellaneous. This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Amendment, including the signature pages, will be deemed an original. This Amendment shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the Commonwealth of Pennsylvania.

[Remainder of the page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Amendment Date.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA	AMICUS THERAPEUTICS, INC.
By: /s/ John S. Swartley	By: /s/ John F. Crowley
Name: John S. Swartley, PhD	Name: John Crowley
Title: Associate Vice Provost for Research and Managing Director, Penn Center for Innovation	Title: Chairman and CEO

Read and Acknowledged:

By:    /s/ James M. Wilson
Name:    Dr. James M. Wilson
Title:    Director, Gene Therapy Program